Exhibit  5.1

                                Bartel Eng & Schroder
                             1331 Garden Highway, Suite 300
                                Sacramento, CA 95833

                                           May 25, 2004

Board of Directors
Rubincon Ventures, Inc.
4761 Cove Cliff Road
North Vancouver, B.C.
Canada V7G 1H8

        Re:   Common Stock of Rubincon Ventures, Inc.
              Registration Statement on Form SB-2
              ---------------------------------------

Gentlemen:

     We act as special counsel to Rubincon Ventures, Inc, (the "Company"), a Delaware corporation, in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act"), of 1,000,0000 shares of the Company's Common Stock (the "Shares"), as further described in a registration statement on Form SB-2 filed under the Securities Act (the "Registration Statement").

     For the purpose of rendering this opinion, we examined originals or photostatic copies of such documents as we deemed to be relevant. In conduction our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. In addition, in rendering this opinion, we assumed that the Shares will be offered in the manner and on the terms identified or Referred to in the prospectus, including amendments thereto.

     Our opinion is limited solely to matters set forth herein. We express no opinion as to the laws of any other jurisdiction other than the laws of Delaware and the United States.

     Based upon and subject to the foregoing, after giving due regard to such issues of law as we deemed relevant, and assuming that (i) the Registration Statement becomes and remains effective, and the prospectus which is part thereof, (the "Prospectus"), and the Prospectus delivery procedures with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, and (ii) all offers and sales of Shares have been and will be made in compliance with the securities laws of the states, having jurisdiction thereof, we are of the opinion that the Shares offered by the Company upon the receipt of the consideration set forth in the Registration Statement will have been validly issued, fully paid, and non-assessable under the corporate laws of the State of Delaware.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement. By giving such consent, we do thereby admit that we come with the category of the persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                           Sincerely yours,

                                          /s/ BARTEL ENG & SCHRODER